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Exhibit 5.1

Opinion of Latham & Watkins

[Latham & Watkins Letterhead]

July 3, 2001

Guitar Center, Inc.
5975 Lindero Canyon Road
Westlake Village, California 91362

    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

    In connection with the registration of 273,344 shares of common stock of Guitar Center, Inc. (the "Company"), par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by certain stockholders of the Company pursuant to the Amended and Restated Memorandum of Understanding and Stock Option Agreement, dated as of December 10, 1996, as amended November 9, 1998 (the "Agreement"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on June 11, 2001, (File No. 333-62732), as amended by Amendment No. 1 filed with the Commission on July 3, 2001, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

    In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the original authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

    We are opining herein as to the effect on the subject transaction only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

    Subject to the foregoing, it is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

    We consent to your filing this opinion as an exhibit to the Registration Statement.

                      Very truly yours,
                      Latham & Watkins

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Opinion of Latham & Watkins
[Latham & Watkins Letterhead]
July 3, 2001